UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/17/2009

DAYSTAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34052

DE	84-1390053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2972 Stender Way
Santa Clara CA 95054
(Address of principal executive offices, including zip code)

408 582-7100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Purchase Agreement and Secured Promissory Note

    DayStar Technologies, Inc. (the "Company") and Peter Lacey, in his individual capacity, entered into a second Purchase Agreement (the "Purchase Agreement") dated as of December 17, 2009. Pursuant to the Purchase Agreement, Mr. Lacey agreed to loan the Company the amount of $150,000.00 (the "Loan") for (i) operating capital and (ii) funding of the Company's ongoing research and development and related business operations. On December 17, 2009, the Company issued Mr. Lacey a second Secured Promissory Note in the aggregate principal amount of the Loan (the "Note"). The Note carries an interest rate of 20% per annum and matures on the 180th day after the date of the Note. The Purchase Agreement, the Loan, and the Note are collectively referred to as the "Transaction." The Note contains certain events of default that are generally customary for this size and type of transaction. If an event of default arises under the Note, and the Company fails to cure such event of default following receipt of written notice, as applicable, the Note will accelerate and all unpaid principal and accrued interest will become due and payable to the holder of the Note.

    The foregoing descriptions of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and Note which are included as exhibits to this report and which are incorporated herein by reference.

    As of December 17, 2009, Mr. Lacey owned directly 40,000 shares of common stock and upon conversion and exercise of all outstanding convertible securities and warrants held by or for the benefit of Mr. Lacey, 6,500,000 common shares of the Company. Mr. Lacey is currently Chairman of the Board of Directors of the Company and Chairman of the Nominating and Governance Committee. The majority of the disinterested directors of the Company approved the Transaction.

Security Agreement

    In connection with the Transaction above, the Company and Mr. Lacey entered into an Amended and Restated Security Agreement effective as of December 17, 2009, (the "Amended Security Agreement"). As security for the Loan, the Amended Security Agreement grants Mr. Lacey a security interest in the Company's contracts, intellectual property, and certain assets as reflected in an exhibit to the Amended Security Agreement.

      The foregoing description of the Amended Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Security Agreement which is included as an exhibit to this report and which is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.      Description
10.1                Second Purchase Agreement
10.2                Second Secured Promissory Note
10.3                Amended and Restated Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: December 23, 2009	By:	/s/ William S. Steckel
William S. Steckel
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Second Purchase Agreement
EX-10.2	Second Secured Promissory Note
EX-10.3	Amended and Restated Security Agreement